Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT	or	Investor Relations Counsel
Mitchell Binder		Lena Cati, 212-836-9611
President & Chief Executive Officer		Devin Sullivan, 212-836-9608
631-435-8300		The Equity Group Inc.

ORBIT INTERNATIONAL NAMES WAYNE G. CADWALLADER TO
ITS BOARD OF DIRECTORS

Hauppauge, New York, February 7, 2013 - Orbit International Corp. (NASDAQ:ORBT) today announced that Wayne G. Cadwallader has joined its Board of Directors.  Mr. Cadwallader is expected to serve as a member of Orbit’s Compensation and Nominating and Corporate Governance Committees.  Orbit’s Board of Directors is now comprised of 6 members, 5 of whom are independent.

Mr. Cadwallader, 56, brings more than ten years of investment experience to Orbit’s Board.  He is currently Managing Partner-Research with Elkhorn Partners Limited Partnership (Elkhorn Partners), an investment fund focused on companies in a variety of industries. Elkhorn Partners beneficially owns 909,350 shares, or 19.6%, of Orbit’s common stock.

From October 2000 to June 2012, Mr. Cadwallader served as a Senior Investment Analyst for Hamblin Watsa Investment Counsel Ltd. (a subsidiary of Fairfax Financial Ltd.), where as part of the investment team, he was involved in helping manage Fairfax Financial’s $22.0 billion in assets. Mr. Cadwallader’s previous experience includes management positions for CIBC, a Canadian bank, and he began his career at Xerox holding various positions in information technology.

Mr. Cadwallader also serves on the Board of COMARCO, INC., a designer, developer and distributor of mobile power products in North America, Europe and the Asia-Pacific.  He earned his Business Administration Certificate from Ryerson University, in Toronto, Canada.

Mitchell Binder, President and CEO of Orbit International, added, “We are pleased to welcome Wayne to our Board of Directors.  Through his affiliation with Elkhorn Partners, we have gained a deep respect for his analytical skills and suggestions for improving our business.  Wayne’s extensive experience makes him an excellent choice as a Board member.  We believe that he will play an integral role in helping us execute our business objectives and grow our Company organically and through acquisitions.”

Mr. Cadwallader added, “I am delighted to be given the opportunity to join Orbit’s Board. I look forward to working with the management team and my fellow Board members to advance Orbit’s business initiatives and enhance shareholder value.”

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York, and Quakertown, Pennsylvania; and designs and manufactures combat systems and gun weapons systems, provides system integration and integrated logistics support and documentation control at its facilities in Louisville, Kentucky.  Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and COTS power solutions.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company including, statements regarding our expectations of Orbit’s operating plans, deliveries under contracts and strategies generally; statements regarding our expectations of the performance of our business; expectations regarding costs and revenues, future operating results, additional orders, future business opportunities and continued growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws.  Although Orbit believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Many of these factors are beyond Orbit International's ability to control or predict.  Important factors that may cause actual results to differ materially and that could impact Orbit International and the statements contained in this news release can be found in Orbit's filings with the Securities and Exchange Commission including quarterly reports on Form 10-Q, current reports on Form 8-K, annual reports on Form 10-K and its other periodic reports.  For forward-looking statements in this news release, Orbit claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Orbit assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.